UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2008

Westell Technologies, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-27266	36-3154957
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 North Commons Drive, Aurora, Illinois 60504

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Westell Technologies, Inc. (the “Company”) approved the Conference Plus, Inc. Fiscal Year 2009 Bonus Plan (the “Plan”). The Plan payout is based 50% on revenue performance versus budget and 50% on operating profit versus budget. The revenue and operating profit objectives must be met before the bonus pool will be funded. 50% of the payout for an employee is calculated based on actual results for the first six months of the fiscal year. An additional 50% of the payout is determined using the results of the entire fiscal year.

Mr. Timothy Reedy, the Chief Executive Officer of Conference Plus, Inc., has a cash bonus target of $170,000. Mr. Reedy would not be entitled to a payout if target metrics were not met. Mr. Reedy’s actual bonus may exceed target levels based on incremental improvement in revenue and/or operating profit performance in excess of expectations. The payout for achieving better than 90% budget on either or both goals is incremental and is capped at 200% of his annual cash bonus target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.
Date: October 29, 2008	By:	/s/ Amy T. Forster
Amy T. Forster
Chief Financial Officer